UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

___________________________

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

___________________________

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]        Preliminary Proxy Statement

[  ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]        Definitive Proxy Statement

[  ]        Definitive Additional Materials

[  ]        Soliciting Material under Rule14a-12

TEMPCO, INC.

(Name of Registrant Specified in Charter)

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(1)   Title of each class of securities to which transaction applies:

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       11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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Tempco, Inc.

July 29, 2010

Dear Stockholder:

This Proxy Statement is furnished to you by the Board of Directors of Tempco, Inc., a Nevada corporation (“we”, “us”, “our”, the “Company” or “Tempco”), in connection with their request that you give your written consent via proxy to the following Proposals:

1.         Approval of an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 50,000,000 shares to 200,000,000 shares; and

2.         Approval of an amendment to the Company’s Articles of Incorporation to authorize the Board of Directors, without the further consent of the shareholders, to change the corporate name from “Tempco, Inc.” to another name selected by them that in their judgment would better reflect our identity after the Company completes a business combination with an operating business entity.

The Board of Directors has unanimously approved the Proposals and is requesting the holders of our outstanding shares of the Company’s common stock (the “Common Stock”) to appoint a proxy to give their written consent to the Proposals. We do not intend to and are not required to have a special meeting to consider the Proposals under Nevada law.

In accordance with Nevada law and the Company’s Bylaws, the Board of Directors set June 7, 2010 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Proposals.  Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Proposals.  Under Nevada law, in order for the Proposals to become effective, it will require the written consent of at least a majority of the Company’s outstanding shares of Common Stock.

By Order of the Board of Directors,

/s/ Stanley L. Schloz

STANLEY L. SCHLOZ

Chief Executive Officer

TEMPCO, INC.

PROXY STATEMENT

GENERAL INFORMATION

In this Proxy Statement, references to the “Company”, “Tempco ”, “we”, “us” or “our” refer to Tempco, Inc., a Nevada corporation, and its subsidiaries. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in the Appendices hereto.

What are we asking you to do?

The Company is asking you to consent via proxy to certain corporate action: an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 50,000,000 shares to 200,000,000 shares and authorization for our Board of Directors to change our corporate name from “Tempco, Inc.” to another name selected by them that in their judgment would better reflect our identity after the Company completes a business combination with an operating business entity.  Please see the section titled “PROPOSALS” for the full text of, and a more complete description of, the Proposals.

Who is making the solicitation?

The solicitation is being made by the Company’s Board of Directors.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ACCORDINGLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSALS.

Who is paying for the solicitation?

The Company will pay the costs of preparing and disseminating this Proxy Statement and the material enclosed herewith.  We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of consents.

Who can consent to the Proposals?

Only holders of record of our Common Stock at the close of business on June 7, 2010 have the right to consent to the Proposals. You have the right to consent to the Proposals with respect to shares of Common Stock you held on that date.  As of the Record Date, June 7, 2010, there were 11,503,711 shares of our Common Stock outstanding.

What should you do to consent?

You may consent to the Proposals by signing the Proxy Card attached to this Proxy Statement and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose. Alternatively, you may consent to the Proposals by marking, signing and dating the enclosed form of Proxy Card as promptly as possible and returning it by fax to (602)241-1260.

How many consents must be granted in favor of the Proposals?

The Proposals will require the written consent of at least a majority of the outstanding shares of Company’s Common Stock. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to consent on a particular matter and have received no instructions from the beneficial owners or persons entitled to consent thereon), or other limited proxies will have the effect of a rejection of the Proposals.

Can I change or revoke my consent?

Yes. If you deliver a consent by mail, by facsimile or via the Internet, you have the right to revoke your consent in writing (by mailing or by facsimile of another Consent Card indicating you do not consent to the Proposal(s), which Card bears a later date) or via the Internet (by voting online at a later time), provided that any revocation of your Consent will only be effective if the Company has not already received Consents from a majority of the Company’s outstanding shares of Common Stock.

Is Shareholder Consent to the Proposals Assured?

While shareholder consent to the Proposals cannot be assured, it is expected that members of Management holding approximately 2.4% of the outstanding common shares would consent to the Proposals. The Company has not entered into any agreements to obtain any consents not, to our knowledge, have any other parties done so.

PROPOSAL NO. 1

A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK, $0.005 PAR VALUE, FROM 50,000,000 SHARES TO 200,000,000 SHARES.

The first sentence of Article Fourth of the Company’s Articles of Incorporation is to be deleted in its entirety and following sentence is substituted in lieu thereof:

“The authorized capital stock of the Corporation is two hundred ten million (210,000,000) shares divided into two hundred million (200,000,000) shares of common stock, par value $.005 per share, and ten million (10,000,000) shares of preferred stock, par value $.01 per share.”

Regulatory Approval

Under this Proposal, we must file a Certificate of Amendment to our Articles of Incorporation with, and have it accepted by, the Nevada Secretary of State to amend our Articles of Incorporation.

Shareholder Approval Required

On June 4, 2010, the Board of Directors adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders. Pursuant to Section 78.390 of the Nevada Revised Statutes, once a board of directors has adopted a resolution setting forth an amendment to a corporation’s Articles of Incorporation, the amendment requires the approval of shareholders holding a majority of the outstanding shares. As of the Record Date, the Common Stock was the only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

Reason for Proposal

Currently, the Company has 50,000,000 shares of Common Stock authorized, of which 11,503,711 shares are issued and outstanding as of the record date, and an additional 3,608,913 shares are reserved for issuance upon the exercise of presently outstanding stock purchase rights. There are also authorized 10,000,000 shares of preferred stock, none of which are issued and outstanding.

As has been previously reported, the Company is a “shell company” whose only business activity is to seek to combine with another entity engaged in actual business operations. Such a combination is likely to take the form of a “reverse merger”, in which the owners of the other entity would acquire a majority of the shares outstanding upon the consummation of the transaction. In the judgment of the Board of Directors that number of shares presently authorized is not sufficient to permit the Company to accomplish such a combination, to raise additional funds for continued operations after the “reverse merger”, to offer shares or options to purchase shares to key employees or to acquire other businesses.  Shareholder consent to this Amendment is therefore believed to be essential to the Company’s ability to find and consummate a combination with an operating business entity.  The Board believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock and preferred stock in amounts adequate to provide for the Company’s future needs as may be determined from time to time in the exercise of judgment by its Board of Directors.  The unissued shares of the Common Stock and preferred stock will be available for issuance for time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing and acquisitions transactions. The Board of Directors would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of seeking and obtaining the consent of the shareholders to an increase in the authorized capital.  If, in a particular transaction, shareholder approval were required by law or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the shareholders for their approval notwithstanding that the Company may have requisite number of shares to consummate the transaction.  There will be a dilutive effect from the issuance of shares in connection with a business combination, a financing involving the sale of equity in the Company or otherwise as is typically the case with publicly held operating companies.

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock.  Adoption of the Amendment to our Articles of Incorporation alone, without further action by the Board of Directors, would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders.

To the extent that the additional authorized shares of capital stock are issued in the future, they may decrease existing shareholders’ percentage equity ownership, could be dilutive to the voting rights of existing shareholders and, depending on the price at which they are issued, have a negative effect on the market price of the Common Stock. Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership thereof.

The Company could also use the additional shares of capital stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so.  The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any agreement or the Articles of Incorporation or the Bylaws of the Company.  However, the Company’s shareholders should note that the availability of additional authorized and unissued shares of capital stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming.  The Company could use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company.  Although this proposal to increase the authorized number of shares of capital stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Consequences of Failure of Approval

If this Proposal is not approved, we expect to be severely hindered in any effort to find and consummate an advantageous business combination, raise additional funds or acquire any other business or assets.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CONSENT TO THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK, $0.005 PAR VALUE, FROM 50,000,000 SHARES TO 150,000,000 SHARES

PROPOSAL NO. 2

A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS, WITHOUT FURTHER CONSENT OF SHAREHOLDERS, TO CHANGE THE CORPORATE NAME FROM “TEMPCO, INC.” TO ANOTHER NAME SELECTED BY THEM THAT IN THEIR JUDGMENT WOULD BETTER REFLECT OUR IDENTITY AFTER THE COMPANY COMPLETES A BUSINESS COMBINATION WITH AN OPERATING BUSINESS ENTITY

The text of a new Article to be added to the Company's Articles of Incorporation is as follows:

SEVENTEENTH:  The Board of Directors of this corporation shall have the authority, without the further consent of the shareholders, to change the name of the corporation from Tempco, Inc. to such other name as the Board of Directors may deem appropriate and in the best interests of the shareholders of this corporation in their discretion and judgment and that would better reflect the Company’s identity after the Company completes a business combination with an operating business entity.

Regulatory Approval

Under this Proposal, after the Company complete a business transaction with an operating business entity, the Board of Directors would choose a corporate name that better reflects the identity of the Company after such business combination or transaction and then we must file a Certificate of Amendment to our Articles of Incorporation with, and have it accepted by, the Nevada Secretary of State to amend our Articles of Incorporation to change our corporate name to that chosen by the Board of Directors.

Shareholder Approval Required

On July 16, 2010, the Board of Directors adopted a resolution setting forth the proposed terms of the Proposal and declared it advisable and in the best interests of the Company and its stockholders. Pursuant to Section 78.390 of the Nevada Revised Statutes, once a Board of Directors have adopted a resolution that has the ultimate effect of an amendment to a corporation’s Articles of Incorporation, the amendment requires the approval of shareholders holding a majority of the outstanding shares. As of the Record Date, the Common Stock was the only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

Reason for Proposal

As has discussed above and as has been previously reported, the Company is a “shell company” whose only business activity is to seek to combine with another entity engaged in actual business operations. Such a combination is likely to take the form of a “reverse merger”, in which the owners of the other operating business entity would acquire a majority of the shares outstanding upon the consummation of the transaction. The identity of the Company would then take on that of the operating business entity.  In the judgment of the Board of Directors, the corporate name of the Company would then need to be changed to reflect a name that is more conducive and appropriate to that of the operating entity.  The Company does not know when or if it will be able to complete such a business combination, but believes it would be beneficial for our Board of Directors to have the authority to change the corporate name quickly, without having to hold a shareholders’ meeting after the completion of the business combination.  The Board of Directors believes that if the authorization to change the corporate name were to be postponed until a specific a reverse merger or business combination with an operating entity were to occur, the Company could avoid the delay and expense incident to obtaining the approval of the Company’s shareholders at that time.

There is nothing in our Articles of Incorporation or Bylaws that currently restricts the Company from adopting an amendment to our Articles of Incorporation to grant our Board of Directors the authority and discretion to change the corporate name of the Company. In addition, there are no restrictions under Nevada corporate law that would prohibit our shareholders from adopting an amendment to our Articles of Incorporation that grants our Board of Directors the sole ability to change our corporate name. Moreover, under Section 78.037 of the Nevada Revised Statutes, a corporation’s Articles of Incorporation may contain provisions that create or grant certain rights or powers of a corporation to its board of directors. This Proposal merely grants our Board of Directors the ability to change the corporate name of the Company to a name chosen by it when the Company completes a business transaction with an operating business entity.

While shareholder consent to this Proposal is not believed to be critical to the Company’s ability to find and consummate a combination with an operating business entity, the Board nevertheless believes that it is advisable and in the best interests of the Company to have the ability to change our corporate name promptly and make for a smooth transition to the future direction of the Company.

Consequences of Failure of Approval

We expect it to be extremely unlikely that upon completion of a business combination with an operating entity, such company would want to keep the name Tempco, Inc.  In such a circumstance, we would have to incur the expense and time necessary to obtain the approval of the Company’s shareholders to change our corporate name at that time.  If this Proposal is not approved, it is possible that our efforts to find and consummate an advantageous business combination may be hindered.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CONSENT TO THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS, WITHOUT FURTHER CONSENT OF SHAREHOLDERS, TO CHANGE THE CORPORATE NAME FROM “TEMPCO, INC.” TO ANOTHER NAME SELECTED BY THEM THAT IN THEIR JUDGMENT WOULD BETTER REFLECT OUR IDENTITY AFTER THE COMPANY COMPLETES A BUSINESS COMBINATION WITH AN OPERATING BUSINESS ENTITY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 7, 2010, concerning the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company’s Common Stock; (ii) each Director; (iii) the Company’s Chief Executive Officer; and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number		Percent
Stanley L. Schloz	698,139	(3)	5.7%
Fred Burstein	679,151	(4)	5.6%
All directors and executive officers as a group	1,368,290	(3)(4)	10.9%
Chandler	1,110,000		9.6%
Laurus Capital Management LLC	1,081,923	(5)	8.9%
To Be Limited Partnership	1,300,100		11.3%
Anthony Silverman	1,886,640		16.4%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 11,503,711 shares of Common Stock outstanding as of June 7, 2010.

(2)

The address of each of the beneficial owners is as follows:  Stanley L. Schloz, 10050 E. Sonoran Vista Circle, Scottsdale, Arizona 85255; Fred Burstein, 510 First Avenue North, Suite 600, Minneapolis, Minnesota 55403; Anthony Silverman, 7625 E. Via Del Reposo, Scottsdale, Arizona 85258; Chandler, P.O. Box 2465, Ft. Lauderdale, Florida 33303; Laurus Capital Management, LLC, 825 Third Avenue, 14th Floor, New York, New York 10022; and To be Limited Partnership, c/o Harvey Belfer, 6019 East Indian Bend, Paradise Valley, Arizona 85253.

(3)	Includes 500,000 shares of common stock underlying options that were exercisable on June 7, 2010.
(4)	Includes 600,000 shares of common stock underlying options that were exercisable on June 7, 2010.
(5)	Includes 630,000 shares of common stock underlying warrants that were exercisable on June 7, 2010.

FORWARD LOOKING STATEMENTS

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements by the Company of expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company's future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

DATED:  July 29, 2010

By Order of the Board of Directors

/s/ Stanley L. Schloz

Stanley L. Schloz, Chief Executive Officer

THIS REQUEST FOR WRITTEN CONSENT VIA PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS OF TEMPCO, INC.

WRITTEN CONSENT VIA PROXY IN CONNECTION WITH ACTION

WITHOUT A MEETING OF STOCKHOLDERS

The undersigned shareholder of Tempco, Inc., a Nevada corporation (the “Company”), hereby appoints Stanley L. Schloz and Fred Burstein, each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to execute a written consent under Nevada Revised Statutes Section 78.320(2) and (3) entitled “Stockholders’ Meetings:  Consent for actions taken without a meeting” on the matter set forth below.

TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK, $0.005 PAR VALUE, FROM 50,000,000 SHARES TO 200,000,000 SHARES.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS, WITHOUT FURTHER CONSENT OF SHAREHOLDERS, TO CHANGE THE CORPORATE NAME FROM "TEMPCO, INC." TO ANOTHER NAME SELECTED BY THEM THAT IN THEIR JUDGMENT WOULD BETTER REFLECT OUR IDENTITY AFTER THE COMPANY COMPLETES A BUSINESS COMBINATION WITH AN OPERATING BUSINESS ENTITY

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Receipt of a Proxy Statement, dated July 29, 2010, related to this Request for Written Consent via Proxy is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE.

Dated:  ____________  ______, 2010

Please sign exactly as your name appears above.  When shares are held in common or in joint tenancy, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

SHARES:

SIGNATURES:

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